As filed with the Securities and Exchange Commission on June 3, 2024.

Registration No. 333-274573

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

SURF AIR MOBILITY INC.
(Exact name of Registrant as specified in its charter)

_________________

Delaware	4522	36-5025592
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12111 S. Crenshaw Blvd.
Hawthorne, CA 90250
(424) 332-5480
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Carl Albert
Surf Air Mobility Inc.
12111 S. Crenshaw Blvd.
Hawthorne, CA 90250
(424) 332-5480
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With copies to:

Thomas J. Kim

Peter W. Wardle
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
50th Floor
Los Angeles, California 90071
Telephone: (213) 229-7000

_________________

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-274573) (the “Registration Statement”) of Surf Air Mobility Inc., a Delaware corporation (the “Company”), which was previously declared effective by the Securities and Exchange Commission on September 28, 2023, is being filed to withdraw and remove from registration all of the Company’s common stock, $0.0001 par value per share (“Common Stock”), registered for resale by the selling stockholder identified in the prospectus. remaining unsold under the Registration Statement.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the shares of Common Stock registered under the Registration Statement that remain unsold, the Company hereby removes from registration all of the shares of Common Stock registered but unsold under the Registration Statement as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawthorne, State of California, on June 3, 2024.

Surf Air Mobility Inc.

By:	/s/ Deanna White
Deanna White
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Deanna White	Chief Executive Officer	June 3, 2024
Deanna White	(Principal Executive Officer)
/s/ Oliver Reeves	Chief Financial Officer	June 3, 2024
Oliver Reeves	(Principal Financial Officer and Principal Accounting Officer)
/s/ Sudhin Shahani	Co-Founder and Director	June 3, 2024
Sudhin Shahani
/s/ Carl Albert	Director	June 3, 2024
Carl Albert	(Chairman)
/s/ Tyrone Bland	Director	June 3, 2024
Tyrone Bland
/s/ John D’Agostino	Director	June 3, 2024
John D’Agostino
/s/ Bruce Hack	Director	June 3, 2024
Bruce Hack
/s/ Edward Mady	Director	June 3, 2024
Edward Mady
/s/ Tyler Painter	Director	June 3, 2024
Tyler Painter
/s/ Stan Little	Director	June 3, 2024
Stan Little